PROSPECTUS AND			PRICING SUPPLEMENT NO. 56 (Revised)
PROSPECTUS SUPPLEMENT,		Effective at 9:30 AM ET
each dated January 12, 1999	October 4, 2000
CUSIP: 24422EMR7			Commission File No.: 333-69601
					Filed pursuant to Rule 424(b)(3)


		U.S. $70,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Fixed Rate Senior
Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.





PRINCIPAL AMOUNT:                   $70,000,000

DATE OF ISSUE:				October 10, 2000

MATURITY DATE:				October 10, 2001

INTEREST RATE:				6.69% PER ANNUM

INTEREST PAYMENT DATES:			October 10, 2001

REDEMPTION PROVISIONS:			NONE

INTEREST ACCRUAL:		Interest on the Senior Notes
		will accrue on the basis of a
		360 day year, and the actual
		number of days elapsed.

PLAN OF DISTRIBUTION:			Merrill Lynch & Co. has
                                    purchased the Senior Notes as
                                    principal at a price of 100%
                                    of the aggregate principal
amount of the Senior Notes,
for resale to investors and
other purchasers at varying
prices relating to prevailing
market prices.






Merrill Lynch & Co.